SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2015


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54557                 27-3986073
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)         Identification Number)

               X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers
                                   Dubai, UAE
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: +971 (0) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On July 8, 2015, Peter J. Smith, our Chief Executive Officer, converted $98,000 of debt owed to him by the Company into 126,451,613 restricted shares of common stock. The conversion price was $.000775 per share, which equated to 50% of the 10 day average closing price of our common stock between June 23, 2015 and July 7, 2015. This conversion price was approved by the Company's Board of Directors on November 15, 2014.

     On July 8, 2015, Enzo Taddei, our Chief Financial Officer, converted $98,000 of debt owed to him by the Company into 126,451,613 restricted shares of common stock. The conversion price was $.000775 per share, which equated to 50% of the 10 day average closing price of our common stock between June 23, 2015 and July 7, 2015. This conversion price was approved by the Company's Board of Directors on November 15, 2014.

     As a result of these debt conversions, the Company has a total of 412,860,955 shares of common stock outstanding.

     The above issuances of common stock were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended ("33 Act") provided by Section 4.(a)(2) of the 33 Act.

ITEM 8.01 OTHER EVENTS.

     Shareholder Update

     It has taken us a long five years to build our Company to the point that it is now. We have set up our main headquarters in Dubai where our CEO, senior analyst and office manager are located. We now have four people under our employment in London who deal with new business, client management and relations. Our CFO is located between Europe and Dubai, as our clients are located all around the world and in many different time zones.

     We are very proud to say that we have extended our network of professionals, fund managers, financial institutions and gatekeepers to European and UAE family offices enormously over the last 12 months. This has allowed us to commence to fill the gap of sourcing Pre-IPO capital for our clients.

     Our business model revolves around engaging with good quality companies with strong business models that are seeking to list their shares on a recognized stock exchange, be it in the U.S., London, Frankfurt or Dubai. We carry out extensive due diligence on our clients and then introduce them to many sources of Pre-IPO funding. Once our clients are funded, we then commence the process of taking our clients to market.

     We are sector agnostic (except for gambling and the adult entertainment industry). Our wholly-owned subsidiary, Global Equity Partners Plc, currently has 19 clients (non-U.S. companies) under contract where we can earn up to 10% cash success fees for the introduction of Pre-IPO funding and up to a further 10% equity success fee once they are listed on a recognized stock exchange. Our current clients have valuations between 10 million USD and 250 million USD and are seeking between 5 million USD and 138 million USD Pre-IPO funding.

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     Regarding our stock,  OTCQB:  GEQU,  we made the mistake in taking  various convertible loans from various U.S. institutions. This on one hand has helped our average trading volume immensely, but has hurt our stock price as more stock has entered the market from treasury as the loan notes convert to equity and that equity is subsequently sold. In an attempt to avoid more damage to our stock price, we paid off all the notes that our cash flows could handle before they got to the point that the noteholder could start converting into stock. Today, we have two notes totaling $35,000 that are still being converted and we believe that at the rate of conversion, we will have no further conversions of these two notes in about 60 to 90 days' time. Since December 2014, we have been offered many times funding on a convertible basis, but learning from this past experience, we declined each and every one of them.

     It is important that our shareholders understand that initially our business model was based on building a strong portfolio of equity; hence, the fees that we have historically charged our clients are used to pay third parties (e.g., securities professionals such as attorneys and auditors) and a small portion for our operations. With this in mind, we had to obtain funding to get our business to the point that it is today. In December 2013, we put up $450,000 as cash collateral for a $3,000,000 loan with a term of five years and an interest rate of 4.5%. The $450,000 came from a one year loan carrying a 10% coupon that we were granted by a third party U.K. citizen. In the interim, we were forced into sourcing funding via convertible loans and believed that we would be able to substitute the convertible loans before they got to the point of conversion with a small part of the $3,000,000 loan that was being organized by a U.K. firm called UKIFD. In December of 2014, our CFO flew to the U.K. and requested that the cash collateral be returned to us due to non-performance of the loan agreement that we signed in 2013. The cash collateral was duly returned on December 23, 2014, and we subsequently returned the $450,000 to our lender.

     Also, we would like to inform our shareholders that, in an effort to contain the Company's debt, we intend to convert to equity $196,000 of loan notes and accrued interest owed to management under the conversion terms agreed on November 15, 2014.

     On another note, in May of this year, all issued shares of our Series A Preferred Stock were returned to treasury which mitigated a $1.2 million dollar liability on our balance sheet.

     Finally, it is our firm belief that we will introduce at least four of our clients to funding in the next 12 months and take a number of our clients to market in the next twelve months. Once we have achieved this, our business model will be a proven fact and our P&L and balance sheet will reflect this, accordingly. See note below.

     We, the Company, would like to thank you for your vote of confidence and look forward to being able to inform you of our progression via press releases in the near future.

Yours sincerely,


/s/ Enzo Taddei
------------------------------------
Enzo Taddei
CFO and Director
Global Equity Partners Plc & Global Equity International Inc.
July 8, 2015.

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
Note: SAFE HARBOR

     This letter may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for markets and the demand for products. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry and competition. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2015

                                      GLOBAL EQUITY INTERNATIONAL, INC.


                                      By: /s/ Enzo Taddei
                                         -------------------------------------
                                         Enzo Taddei
                                         Chief Financial Officer

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